SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


    Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported) December 31, 2008
                                 --------------


                                 FNB United Corp.
                             -----------------------
             (Exact Name of Registrant as Specified in its Charter)


            North Carolina             0-13823             56-1456589
------------------------------------------------------------------------------
      (State or Other Jurisdiction   (Commission File    (IRS Employer
          of Incorporation)             Number)         Identification No.)


          150 South Fayetteville Street, Asheboro, North Carolina 27203
------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, Including Area Code (336) 626-8300
-------------------------------------------------------------------------

                                       N/A
------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
---------------------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17  CFR  240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b)
    under the  Exchange  Act (17 CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      (e) On December 31, 2008, FNB United Corp. and its wholly owned subsidiary, CommunityONE Bank, National Association, entered into amended and restated employment agreements with Michael C. Miller, President and Chief Executive Officer, and R. Larry Campbell,
          Executive Vice President and Secretary, and amended and restated change of control agreements with R. Mark Hensley, Executive Vice President and Chief Banking Officer, and Mark A. Severson, Executive Vice President and Chief Financial Officer. CommunityONE Bank also entered into an amendment to Mr. Campbell's Executive Income Deferred Compensation Agreement. The agreements were amended principally to ensure compliance with the requirements of Internal Revenue Code section 409A, governing distribution of benefits under and the terms of nonqualified deferred compensation arrangements.

          In addition to the changes for section 409A compliance purposes, change of control provisions were included in Mr. Campbell's employment agreement and its term was extended to December 31, 2010. In the event Mr. Campbell's employment is terminated by CommunityONE Bank, or its successor, or he terminates his employment for good reason within 24 months following a change of control, Mr. Campbell would be entitled to receive two times his total cash compensation, including salary and bonus, in the calendar year immediately preceding the year of the change of control or the termination of his employment, whichever is higher, and the continuation of health, disability and life insurance benefits. The benefits to Mr. Hensley under his change of control agreement were enhanced in the amended agreement in the event his employment were terminated or he terminated his employment for good reason in connection with or within 24 months following a change of control of CommunityONE Bank. The severance benefit to Mr. Hensley under the amended change of control agreement is equal to two times his total cash compensation, including salary and bonus, in the calendar year immediately preceding the year of the change of control or the termination of his employment, whichever is higher.

          Also on December 31, 2008, FNB United Corp. amended and restated its 2003 Stock Incentive Plan to bring the plan into compliance with Internal Revenue Code section 409A.

          The above description of the amendments is necessarily limited and qualified in its entirety by reference to the full terms and conditions of the amended agreements. Copies of the amended and restated employment agreements, change of control agreements, amendment to Executive Income Deferred Compensation Agreement and 2003 Stock Incentive Plan will be filed as exhibits to FNB United Corp.'s annual report on Form 10-K for the year ended December 31, 2008.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             FNB UNITED CORP.


Date:  January 6, 2009                       By  /s/ R. Larry Campbell
                                                 -----------------------
                                                 R. Larry Campbell
                                                 Executive Vice President
                                                 and Secretary